UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Diversified Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41870	41-2283606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Corporate Drive Birmingham, Alabama		35242
(Address of Principal Executive Office)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (205) 408-0909
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered, pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DEC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On May 1, 2026, Diversified Energy Company (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K (the “Original Report”) to disclose that it had closed on the previously announced acquisition by Diversified Production LLC, a wholly-owned subsidiary of the Company, of certain oil and natural gas wells, leasehold interests and related assets located in certain counties in east Texas, including Cherokee, Harrison, Nacogdoches, Panola, and Rusk Counties (the “Transaction”), from Sheridan Holding Company III, LLC (the “Seller”), pursuant to the purchase and sale agreement described in the Original Report.

The Company is hereby filing this Current Report on Form 8-K/A (this “Amendment”) to amend Item 9.01 of the Original Report to provide the information described below. Except as set forth herein, this Amendment does not amend, modify or update any other information in the Original Report. This Amendment should be read in conjunction with the Original Report, which provides a more complete description of the Transaction.

In the Original Report, the Company stated that it would file the historical financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K relating to the Transaction (collectively, the “Financial Statements”) by amendment to the Original Report no later than 71 days from the date on which the Original Report was required to be filed. The Company has since obtained relief from the staff of the Commission (the “Staff”), pursuant to the Staff’s authority under Rule 3-13 of Regulation S-X, from the requirements of Rule 3-05 of Regulation S-X and of Article 11 of Regulation S-X to provide such Financial Statements. As a result, the Company will not file the Financial Statements previously referenced in the Original Report and hereby amends the Original Report to eliminate references to any subsequent filing of such Financial Statements.

Item 9.01	Financial Statements and Exhibits
(a)    Financial Statements of Business Acquired
Pursuant to the authority granted under Rule 3-13 of Regulation S-X, the Staff is permitting the Company to substitute unaudited disclosures about the Seller’s oil and gas producing activities for the year ended December 31, 2025, consistent with Rule 3-05(f)(1) (the “Unaudited Oil and Gas Reserve Information”) in lieu of the historical financial statements that would otherwise be required by Item 9.01(a) of Form 8-K. The Unaudited Oil and Gas Reserve Information is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

(b)    Pro Forma Financial Information
Pursuant to the authority granted under Rule 3-13 of Regulation S-X, the Staff is permitting the Company to substitute the Unaudited Oil and Gas Reserve Information in lieu of the pro forma financial information that would otherwise be required by Item 9.01(b) of Form 8-K. The Unaudited Oil and Gas Reserve Information is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

(d)    Exhibits

Exhibit No.	Description
99.1	Unaudited Oil and Gas Reserve Information.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Diversified Energy Company

July 14, 2026	By:	/s/ Benjamin M. Sullivan
Date		Benjamin M. Sullivan
Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary